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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of report: October 21, 2005

                Date of earliest event reported: October 21, 2005

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
               (Exact Name of Registrant as Specified in Charter)

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
            DELAWARE                      005-15395               52-2187059
(State or Other Jurisdiction of       (Commission File          (IRS Employer
         Incorporation)                    Number)           Identification No.)
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
    11 WEST 42ND STREET NEW YORK, NY                                 10036
(Address of Principal Executive Offices)                          (Zip Code)
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       Registrant's telephone number, including area code: (212) 827-8000

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e"4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01. Entry into a Material Definitive Agreement.

     On October 21, 2005, the Registrant entered into a two-year consulting arrangement with CAK Entertainment Inc., an entity for which Mr. Charles A. Koppelman serves as Chairman and Chief Executive Officer. Mr Koppelman also currently serves as Chairman of the Board of the Registrant. The agreement will extend for a third year unless terminated by either party.

     Pursuant to the terms of the consulting arrangement, CAK Entertainment will make the consulting services of Mr. Koppelman available on a non-exclusive basis to assist the Registrant's President and Chief Executive Officer in identifying and addressing strategic opportunities for the Registrant, including, without limitation, helping to identify, develop, design, structure and negotiate transactions or other business collaborations involving merchandising (through catalogs, direct marketing, internet commerce, and/or retail stores); book publishing; magazine, radio and television ventures; and other areas in which the Registrant may seek to do business.

     In consideration for Mr. Koppelman's services, the Registrant agreed to pay CAK Entertainment $725,000 per annum, payable in equal monthly installments. This annual amount supersedes the annual compensation payable to Mr. Koppelman pursuant to the January 24, 2005 consulting agreement between the Registrant and Mr. Koppelman. In addition, the Registrant agreed to grant Mr. Koppelman (i) options to purchase 200,000 shares of the Registrant's Class A common stock, with an exercise price equal to the stock's fair market value on date of grant, and (ii) 75,000 shares of the Registrant's Class A common stock. CAK Entertainment also will be eligible to receive a performance fee of up to $3,000,000 conditioned upon the achievement of certain performance milestones. The options, shares of restricted stock and earn-out of the performance fee are all subject to performance-based vesting conditions. All shares of Class A common stock issued to Mr. Koppelman pursuant to these agreements are covered by a registration rights agreement between Mr. Koppelman and the Registrant.

     CAK Entertainment and Mr. Koppelman will be subject to customary confidentiality restrictions. CAK Entertainment and Mr. Koppelman also will be subject to non-competition restrictions during the term of the arrangement, though CAK Entertainment and Mr. Koppelman will be allowed to engage in business pertaining directly to the music industry, and Mr. Koppelman will be free to make personal appearances and trade on his name and reputation in ways that do not involve direct competition with the Registrant's business.

     Mr. Koppelman will continue to serve as Chairman of Board of Directors of the Registrant.

     The foregoing descriptions of the October 21, 2005 consulting agreement, the January 24, 2005 consulting agreement, and the registration rights agreement are qualified in their entirety by the agreements themselves, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.
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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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EXHIBIT   DESCRIPTION
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
  10.1 Consulting Agreement between CAK Entertainment Inc. and Martha Stewart Living Omnimedia, Inc. dated October 21, 2005

  10.2 Consulting Agreement between Charles Koppelman and Martha Stewart Living Omnimedia, Inc. dated January 24, 2005

  10.3 Registration Rights Agreement between Charles A. Koppelman and Martha Stewart Living Omnimedia, Inc. dated January 24, 2005
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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MARTHA STEWART LIVING OMNIMEDIA, INC.
                                        (Registrant)


Date: October 21, 2005                  By: /s/ John R. Cuti
                                            ---------------------------------
                                            John R. Cuti
                                            Secretary and General Counsel